UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 3, 2007
READY MIX, INC.
(Exact name of registrant as specified in charter)
Nevada
(State or other jurisdiction of incorporation)

001-32440	86-0830443
(Commission File Number)	(IRS Employer Identification No.)

3430 E. Flamingo Rd Suite 100, Las Vegas, NV	89121
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (702) 433-2090
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-10.1

Item 1.01 Entry into a Material Definitive Agreement.
Effective April 3, 2007, Ready Mix, Inc. (the “Company”) entered into a Lease Agreement with Flamingo Pecos Plaza (the “Lessor”) for the Company’s current office facilities located at 3430 East Flamingo Road, Las Vegas, Nevada 89121.
The leased premises consist of approximately 5,922 square feet to be used for the Company’s office space. The Lease Agreement provides for a term of three years commencing April 1, 2007 and ending March 31, 2010. The base rent is $9,739.70 per month, payable on the first day of each month, and is subject to adjustment, as agreed upon by the Lessor and the Company, on April 1st of each year.
A form of the Lease Agreement is attached as Exhibit 10.1 and incorporated by reference, and the foregoing description is qualified in its entirety by the provisions of the form of the Lease Agreement.
Item 9.01 Financial Statements and Exhibits.
10.1	Form of Lease Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ready Mix, Inc.
Date: April 9, 2007	By:	/s/ Clint Tryon
Clint Tryon
Secretary, Treasurer, Chief Financial Officer and Principal Accounting Officer.